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EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended 1999 Non-Qualified Stock Option Plan (3,000,000 additional shares) of our report dated November 9, 2001, with respect to the financial statements of Sonic Foundry, Inc. included in it's Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                            /s/
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                                            ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 20, 2001